CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated June 9, 2006 with respect to Dreyfus Institutional Cash Advantage Fund and Dreyfus Institutional Cash Advantage Plus Fund, which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-86182 and 811-21075) of Dreyfus Institutional Cash Advantage Funds.

ERNST & YOUNG LLP
New York, New York August 24, 2006